     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002

                                                     REGISTRATION NO. 333-
                                                                          ------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ---------------

                              BOOKS-A-MILLION, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 63-0798460
     (State of other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)               Identification No.)
          402 INDUSTRIAL LANE                             35211
          BIRMINGHAM, ALABAMA                           (Zip Code)
         (Address of principal
          executive offices)

                     BOOKS-A-MILLION, INC. STOCK OPTION PLAN
                  AS AMENDED AND RESTATED AS OF MARCH 18, 1998
                            (Full title of the Plan)

                                ---------------

                                Clyde B. Anderson
                             Chief Executive Officer
                              Books-A-Million, Inc.
                               402 Industrial Lane
                            Birmingham, Alabama 35211
                                 (205) 942-3737
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                    Copy to:
                            Steven Della Rocca, Esq.
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
                              (212) 751-4864 (fax)

                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                     Amount            Proposed            Proposed
                                   of Shares           Maximum              Maximum             Amount of
Title of Securities to be            to be          Offering Price         Aggregate           Registration
Registered                       Registered(1)      Per Share (2)     Offering Price (2)           Fee
=============================================================================================================
Common Stock                        500,000             $3.47             $1,735,000             $159.62
$.01 par value

(1) Represents 500,000 additional shares of common stock, par value $.01 per share ("Common Stock") of Books-A-Million, Inc. (the "Company") reserved for issuance under the Company's Stock Option Plan as amended and restated as of March 18, 1998 (the "Plan") pursuant to the First Amendment to the Plan, effective as of June 7, 2001. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock of the "Company, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction, are also being registered.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price per share of Common Stock on the NASDAQ National Market System on March 18, 2002.

                                EXPLANATORY NOTE

                  The Company has adopted the Plan and in connection therewith has registered 1,800,000 shares of Common Stock, to be offered or sold to participants under the Plan. On July 7, 1998, the Company registered an additional 1,500,000 shares of Common Stock, to be offered or sold to participants under the Plan pursuant to a Registration Statement on Form S-8 (File No. 333-58619). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register an additional 500,000 shares of Common Stock which may be offered or sold to participants under the Plan, as amended by the First Amendment thereto, effective as of June 7, 2001.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

                  The contents of the Registration Statement on Form S-8 (File No. 333-58619) with respect to 1,500,000 shares of Common Stock to be offered or sold under the Plan are hereby incorporated by reference.

                                    EXHIBITS

                  A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and incorporated herein by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on March 20, 2002.

                                    BOOKS-A-MILLION, INC.

                                    By:          /s/ Clyde B. Anderson
                                             ----------------------------
                                             Clyde B. Anderson
                                             Chief Executive Officer



                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Clyde B. Anderson and Richard S. Wallington his true and lawful attorneys-in-fact and agents, each with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons as of March 20, 2002 in the capacities indicated.

               Signature                                           Title
               ---------                                           -----


      /s/ Clyde B. Anderson                            Director, Chief Executive
------------------------------------                   Officer (Principal Executive Officer)
     Clyde B. Anderson

      /s/ Richard S. Wallington                        Chief Financial Officer
------------------------------------                   (Principal Financial
     Richard S. Wallington                             and Accounting Officer)


      /s/ Charles C. Anderson                          Director
------------------------------------
     Charles C. Anderson


      /s/ Terry C. Anderson                            Director
------------------------------------
     Terry C. Anderson


      /s/ Ronald G. Bruno                              Director
------------------------------------
     Ronald G. Bruno


      /s/ J. Barry Mason                               Director
------------------------------------
     J. Barry Mason


      /s/ William H. Rogers, Jr.                       Director
------------------------------------
     William H. Rogers, Jr.

                                  EXHIBIT INDEX

         4(a) Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-52256).

         4(b)     By-Laws of the Company (incorporated by reference to Exhibit
                  3.2 to the Company's Registration Statement on Form S-1, File No. 33-52256).

         4(c) Specimen Certificate of Common Stock (incorporated herein by reference to Exhibit 4 to the Company's Registration Statement on Form S-1, File No. 33-52256).

         4(d) The Books-A-Million, Inc. Stock Option Plan as amended and restated as of March 18, 1998 (incorporated herein by reference to Appendix A to the Company's Proxy Statement, File No. 000-20664, dated April 27, 1998, for the Annual Meeting of the Company's Stockholders held June 4, 1998).

         4(e) First Amendment to the Books-A-Million, Inc. Stock Option Plan as amended and restated as of March 18, 1998.

         5(a) Opinion of Counsel regarding the legality of the Common Stock being registered.

         23(a)    Consent of Counsel (included in Exhibit 5(a)).

         23(b)    Consent of Independent Accountants.

         24(a)    Power of Attorney (included on signature page).